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                                                                 Exhibit 5.1(a)
                                                  to the Registration Statement

                                    June 8, 1999

Toyota Motor Credit Receivables Corporation
Toyota Motor Credit Corporation
Toyota Auto Receivables 1999-A Owner Trust
19001 South Western Avenue
P.O. Box 2958
Torrance, California 90509

          Re:  Toyota Motor Credit Receivables Corporation
               Toyota Motor Credit Corporation
               Toyota Auto Receivables Trusts
               Registration Statement on Form S-3
               Registration No. 333-76505

Ladies and Gentlemen:

     We have acted as special counsel to Toyota Motor Credit Receivables Corporation ("TMCRC"), a California corporation and a wholly owned limited purpose subsidiary of Toyota Motor Credit Corporation ("TMCC"), a California corporation and certain trusts, all of the beneficial ownership of which will initially be owned by TMCRC (together with TMCRC, each an "Issuer"), in connection with the proposed issuance of $2,500,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to a registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on April 16, 1999, as an exhibit to the Registration Statement, is herein referred to as the "Indenture".

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers', the form of Indenture included as an exhibit to the Registration Statement, the form of Notes included in the Registration Statement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and the Notes for each series will be sold as described in the Registration Statement.

     Based upon the foregoing, we are of the opinion that:

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     The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture, as applicable by the applicable Issuer and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Respectfully submitted,


                                   /s/ O'MELVENY & MYERS LLP